Deloitte & Touche LLP Suite 1800 150 Fayetteville Street Mall Raleigh, NC 27601 USA

March 27, 2006	Tel: +1 919 546 8000 Fax:+1 919 833 3276 www.deloitte.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of M&F Bancorp, Inc.’s Form 8-K dated March 27, 2006, and have the following comments:

1.	We agree with the statements made in Section A.

2.	We have no basis on which to agree or disagree with the statements made in Section B.

Yours truly,

Member of

Deloitte louche Tohmatsu